EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


            We consent to the incorporation by reference in this Form S-8 pertaining to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 18, 1998